Exhibit 99.1

Contacts:
Investors:	Media:
Validus Holdings, Ltd.	Brunswick Group
Jon Levenson, Executive Vice President	Stan Neve / Gemma Hart / Greg Faje
+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES RECORD FIRST QUARTER 2012 NET INCOME OF $124.2 MILLION

Diluted Operating Earnings Per Share of $0.88

Diluted Book Value Per Share of $33.25 at March 31, 2012

Pembroke, Bermuda, April 26, 2012 — Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income of $124.2 million, or $1.18 per diluted common share for the three months ended March 31, 2012, compared to a net loss of ($172.4) million, or ($1.78) per diluted common share, for the three months ended March 31, 2011.

Net operating income for the three months ended March 31, 2012 was $92.9 million, or $0.88 per diluted common share, compared with a net operating loss of ($165.4) million, or ($1.71) per diluted common share, for the three months ended March 31, 2011.

Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and non-recurring items. A reconciliation of this measure to net income (loss), the most directly comparable GAAP measure, is presented at the end of this release.

Commenting on financial results for the quarter ended March 31, 2012, Ed Noonan, Validus’ Chairman and Chief Executive Officer stated: “I am pleased to report nearly $125 million in net income and annualized growth in diluted book value per share of 15.1% despite meaningful catastrophe losses in connection with the Costa Concordia sinking and severe tornado activity in the U.S. heartland. The net effect of the Costa Concordia loss, after the impact of reinstatement premiums was $63.1 million, which was within our pre-announced range of $50 million to $65 million. The total effect of notable losses after reinstatement premiums was $84.5 million in the first quarter of 2012, as compared to $271.1 million for the first quarter of 2011. Validus continues to expand and leverage our core capabilities as evidenced by the announcement of the capitalization of PaCRe, Ltd. and continued development of AlphaCat. We have also received interest in, and are considering opportunities to, raise additional capital for one or more of our AlphaCat funds or managed accounts. These additional facilities allow Validus to better serve our customers, intermediaries and ultimately our shareholders through the growth of our business. With the January 1 and April 1 renewals behind us, we have plenty of capacity available for opportunities through the remainder of the year. Our balance sheet is strong and we continue to generate excess capital. We expect to become more active in capital management for the balance of 2012, while maintaining our capital in excess of our rating agency targets and stated risk appetites.”

First Quarter 2012 Results

Highlights for the first quarter include the following:

•                  Total managed gross premiums written which includes gross premiums written from our non-consolidated affiliate, AlphaCat Re 2011, Ltd. (“AlphaCat Re 2011”), for the three months ended March 31, 2012 was $911.2 million compared to $849.9 million for the three months ended March 31, 2011, an increase of $61.3 million or 7.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08

Tel: +1-441.278.9000 Fax: +1-441.278.9009

www.validusholdings.com

•                  Gross premiums written for the three months ended March 31, 2012 were $837.3 million compared to $849.9 million for the three months ended March 31, 2011, a decrease of $12.6 million, or 1.5%.

•                  Net premiums earned for the three months ended March 31, 2012 were $451.2 million compared to $429.5 million for the three months ended March 31, 2011, an increase of $21.7 million, or 5.0%.

•                  Underwriting income for the three months ended March 31, 2012 was $69.3 million compared to an underwriting loss of ($184.5) million for the three months ended March 31, 2011, an increase of $253.8 million, or 137.6%.

•                  Combined ratio of 84.6% which included $30.4 million of favorable prior accident year loss reserve development, benefiting the loss ratio by 6.7 percentage points.

•                  Net operating income for the three months ended March 31, 2012 was $92.9 million compared to a net operating loss of ($165.4) million for the three months ended March 31, 2011, an increase of $258.3 million, or 156.1%.

•                  Net income for the three months ended March 31, 2012 was $124.2 million compared to a net loss of ($172.4) million for the three months ended March 31, 2011, an increase of $296.6 million, or 172.1%.

•                  Annualized return on average equity of 14.2% and annualized net operating return on average equity of 10.6%.

Notable Loss Events

For three months ended March 31, 2012, the Company incurred losses and loss expenses of $98.9 million from notable loss events, which represented 21.9 percentage points of the loss ratio. Including the impact of $14.4 million of reinstatement premiums, the effect of these events on net income was a decrease of $84.5 million. For the three months ended March 31, 2011, the Company incurred $293.8 million from notable loss events, which represented 68.4 percentage points of the loss ratio. Including the impact of $22.7 million of reinstatement premiums, the effect of these events on net income was a decrease of $271.1 million. The Company’s loss ratio, excluding prior accident year development and notable loss events for the three months ended March 31, 2012 and 2011 was 36.2% and 48.7%, respectively.

		Three months ended March 31, 2012
		(Dollars in thousands)
First Quarter 2012 Notable Loss Events (a)		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE

Costa Concordia	Grounding	$62,798	24.8%	$13,399	6.9%	$76,197	16.9%
Cat 67	Tornadoes	22,699	9.0%	14	0.0%	22,713	5.0%
Total		$85,497	33.8%	$13,413	6.9%	$98,910	21.9%

		Three months ended March 31, 2011
		(Dollars in thousands)
First Quarter 2011 Notable Loss Events		Validus Re		Talbot		Total
Description		Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE	Net Losses and Loss Expenses (b)	% of NPE

Tohoku earthquake	Earthquake	$101,156	40.7%	$47,770	26.9%	$148,926	34.7%
Gryphon Alpha	Mooring failure	42,914	17.2%	9,520	5.4%	52,434	12.2%
Christchurch earthquake	Earthquake	32,381	13.0%	9,500	5.4%	41,881	9.8%
Brisbane floods	Floods	25,023	10.1%	6,000	3.4%	31,023	7.2%
CNRL Horizon	Explosion	12,000	4.8%	7,500	4.2%	19,500	4.5%
Total		$213,474	85.8%	$80,290	45.3%	$293,764	68.4%

(a)          These 2012 notable loss event amounts are based on management’s estimates following a review of the Company’s potential exposure and discussions with certain clients and brokers. Given the magnitude and recent occurrence of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company’s actual ultimate net losses from these events may vary materially from these estimates.

(b)         Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $14.4 million for the three months ended March 31, 2012 and $22.7 million for the three months ended March 31, 2011.

(c)          2011 loss ratios for the Validus Re segment have been represented to exclude the impact of the AlphaCat segment.

Change in Segmentation

The Company conducts its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”) from which three operating segments have been determined under U.S. GAAP segment reporting. During the first quarter of 2012, to better align the Company’s operating and reporting structure with its current strategy, there was a change in the segment structure. This change included the AlphaCat group of companies as a separate operating segment. “AlphaCat segment” was included as an additional segment and includes the Company’s investment in AlphaCat Re 2011. Prior period comparatives have been restated to reflect the change in segmentation. The Company’s operating segments are strategic business units that offer different products and services. They are managed and have capital allocated separately because each business requires different strategies.

The AlphaCat segment manages strategic relationships that leverage the Company’s underwriting and investment expertise and earns management, performance and underwriting fees as well as returns on equity investment primarily from AlphaCat Re 2011.

Validus Re Segment Results

Gross premiums written for the three months ended March 31, 2012 were $566.9 million compared to $604.1 million for the three months ended March 31, 2011, a decrease of $37.2 million, or 6.2%. Gross premiums written for the three months ended March 31, 2012 included $318.5 million of property premiums, $198.4 million of marine premiums and $50.0 million of specialty premiums compared to $358.1 million of property premiums, $185.0 million of marine premiums and $60.9 million of specialty premiums in the three months ended March 31, 2011.

Net premiums earned for the three months ended March 31, 2012 were $253.0 million compared to $248.9 million for the three months ended March 31, 2011, an increase of $4.1 million, or 1.6%.

The combined ratio for the three months ended March 31, 2012 was 72.0% compared to 146.2% for the three months ended March 31, 2011, a decrease of 74.2 percentage points.

The loss ratio for the three months ended March 31, 2012 was 49.1% compared to 124.7% for the three months ended March 31, 2011, a decrease of 75.6 percentage points. For the three months ended March 31, 2012, Validus Re incurred $85.5 million of losses attributable to notable loss events, which represented 33.8 percentage points of the loss ratio. The loss ratio for the three months ended March 31, 2012 included favorable prior accident year loss reserve development of $18.3 million, benefiting the loss ratio by 7.2 percentage points.

AlphaCat Segment Results

Managed gross premiums written from our non-consolidated affiliate, AlphaCat Re 2011, for the three months ended March 31, 2012 were $73.9 million compared to $nil for the three months ended March 31, 2011.

Gross premiums written for the three months ended March 31, 2012 were $3.5 million compared to $7.2 million for the three months ended March 31, 2011, a decrease of $3.6 million or 50.8%.

Net premiums earned for the three months ended March 31, 2012 were $2.7 million compared to $3.4 million for the three months ended March 31, 2011, a decrease of $0.7 million or 20.9%.

The combined ratio for the three months ended March 31, 2012 was 50.3% compared to 36.8% for the three months ended March 31, 2011, an increase of 13.5 percentage points.

The loss ratio for the three months ended March 31, 2012 and 2011 was 0.0%.

Talbot Segment Results

Gross premiums written for the three months ended March 31, 2012 were $293.3 million compared to $263.1 million for the three months ended March 31, 2011, an increase of $30.2 million, or 11.5%. Gross premiums written for the three months ended March 31, 2012 included $81.5 million of property premiums, $110.0 million of marine premiums and $101.7 million of specialty premiums compared to $70.7 million of property premiums, $104.9 million of marine premiums and $87.4 million of specialty premiums in the three months ended March 31, 2011.

Net premiums earned for the three months ended March 31, 2012 were $195.5 million compared to $177.2 million for the three months ended March 31, 2011, an increase of $18.3 million, or 10.3%.

The combined ratio for the three months ended March 31, 2012 was 92.6% compared to 132.2% for the three months ended March 31, 2011, a decrease of 39.6 percentage points.

The loss ratio for the three months ended March 31, 2012 was 55.1% compared to 93.5% for the three months ended March 31, 2011, a decrease of 38.4 percentage points.  For the three months ended March 31, 2012, Talbot incurred $13.4 million of losses attributable to notable loss events, which represented 6.9 percentage points of the loss ratio. The loss ratio for the three months ended March 31, 2012 included favorable prior accident year loss reserve development of $12.1 million, benefiting the loss ratio by 6.2 percentage points.

Corporate Results

Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company’s senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended March 31, 2012 were $14.7 million compared to $8.2 million for the three months ended March 31, 2011, an increase of $6.5 million, or 79.7%. Share compensation expenses for the three months ended March 31, 2012 were $2.2 million compared to $6.2 million for the three months ended March 31, 2011, a decrease of $4.0 million, or 65.1%.

Investments

Net investment income for the three months ended March 31, 2012 was $27.8 million compared to $30.0 million for the three months ended March 31, 2011, a decrease of $2.2 million, or 7.4%.

Net realized gains on investments for the three months ended March 31, 2012 were $7.5 million compared to $6.4 million for the three months ended March 31, 2011, an increase of $1.2 million, or 18.1%.

Net unrealized gains on investments for the three months ended March 31, 2012 were $20.7 million compared to losses of ($12.8) million for the three months ended March 31, 2011, an increase of $33.5 million, or 261.1%.

Finance Expenses

Finance expenses for the three months ended March 31, 2012 were $16.3 million compared to $14.0 million for the three months ended March 31, 2011, an increase of $2.3 million, or 16.3%.

Shareholders’ Equity and Capitalization

As at March 31, 2012, total shareholders’ equity was $3.54 billion. Diluted book value per common share was $33.25 at March 31, 2012, compared to $32.28 at December 31, 2011. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.

Total capitalization at March 31, 2012 was $4.08 billion, including $289.8 million of junior subordinated deferrable debentures and $247.0 million of senior notes.

Conference Call

The Company will host a conference call for analysts and investors on April 27, 2012 at 9:00 AM (Eastern) to discuss the first quarter 2012 financial results and related matters. The conference call can be accessed via telephone by dialing 1-866-700-0161 (toll-free U.S.) or 1-617-213-8832 (international) and entering the pass code 94066759#. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 11, 2012 by dialing 1-888-286-8010 (toll-free U.S.) or 1-617-801-6888 (international) and entering the pass code 83325750#.

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company’s website located at www.validusholdings.com.  A replay of the webcast will be available at the Investor Relations section of the Company’s website through May 11, 2012. In addition, a financial supplement relating to the Company’s financial results for the three months ended March 31, 2012 is available in the Investor Relations section of the Company’s website.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

Validus Holdings, Ltd.

Consolidated Balance Sheets

As at March 31, 2012 (unaudited) and December 31, 2011

(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Fixed maturities, at fair value (amortized cost: 2012 - $4,951,881; 2011 - $4,859,705)	$5,015,210	$4,894,145
Short-term investments, at fair value (amortized cost: 2012 - $304,150; 2011 - $280,299)	304,149	280,191
Other investments, at fair value (amortized cost: 2012 - $14,502; 2011 - $15,002)	16,803	16,787
Cash and cash equivalents	917,396	832,844
Total investments and cash	6,253,558	6,023,967
Investment in non-consolidated affiliate	56,398	53,031
Premiums receivable	894,698	646,354
Deferred acquisition costs	170,722	121,505
Prepaid reinsurance premiums	125,407	91,381
Securities lending collateral	419	7,736
Loss reserves recoverable	351,292	372,485
Paid losses recoverable	47,657	90,495
Income taxes recoverable	967	—
Intangible assets	113,691	114,731
Goodwill	20,393	20,393
Accrued investment income	24,387	25,906
Other assets	62,280	50,487
Total assets	$8,121,869	$7,618,471

Liabilities
Reserve for losses and loss expenses	$2,649,610	$2,631,143
Unearned premiums	1,085,446	772,382
Reinsurance balances payable	152,724	119,899
Securities lending payable	1,108	8,462
Deferred income taxes	17,556	16,720
Net payable for investments purchased	63,427	1,256
Accounts payable and accrued expenses	75,678	83,402
Senior notes payable	247,009	246,982
Debentures payable	289,800	289,800
Total liabilities	4,582,358	4,170,046

Commitments and contingent liabilities

Shareholders’ equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2012 - 134,745,003; 2011 - 134,503,065; Outstanding: 2012 - 99,340,458; 2011 - 99,471,080)	23,580	23,538
Treasury shares (2012 - 35,404,545; 2011 - 35,031,985)	(6,196)	(6,131)
Additional paid-in-capital	1,886,776	1,893,890
Accumulated other comprehensive (loss)	(5,208)	(6,601)
Retained earnings	1,640,559	1,543,729
Total shareholders’ equity	3,539,511	3,448,425

Total liabilities and shareholders’ equity	$8,121,869	$7,618,471

Validus Holdings, Ltd.

Consolidated Statements of Operations

For the three months ended March 31, 2012 and 2011 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	(unaudited)
	2012	2011
Underwriting income
Gross premiums written	$837,289	$849,896
Reinsurance premiums ceded	(107,052)	(109,820)
Net premiums written	730,237	740,076
Change in unearned premiums	(279,038)	(310,543)
Net premiums earned	451,199	429,533

Underwriting deductions
Losses and loss expenses	231,989	476,198
Policy acquisition costs	78,132	77,296
General and administrative expenses	66,375	48,477
Share compensation expenses	5,438	12,049
Total underwriting deductions	381,934	614,020

Underwriting income (loss)	$69,265	$(184,487)

Net investment income	27,760	29,975
Other income	8,891	1,606
Finance expenses	(16,279)	(14,001)
Operating income (loss) before taxes	89,637	(166,907)
Tax (expense) benefit	(139)	1,459
Equity earnings in non-consolidated affiliate	3,367	—
Net operating income (loss)	$92,865	(165,448)

Net realized gains on investments	7,532	6,379
Net unrealized gains (losses) on investments	20,671	(12,828)
Foreign exchange gains (losses)	3,166	(467)

Net income (loss)	$124,234	$(172,364)

Selected ratios:
Net premiums written / Gross premiums written	87.2%	87.1%

Losses and loss expenses	51.4%	110.9%
Policy acquisition costs	17.3%	18.0%
General and administrative expenses	15.9%	14.1%
Expense ratio	33.2%	32.1%

Combined ratio	84.6%	143.0%

Validus Holdings, Ltd.

Consolidated Segment Underwriting Income (Loss)

For the three months ended March 31, 2012 and 2011 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	(unaudited)
	2012	2011
Validus Re
Gross premiums written	$566,866	$604,088
Reinsurance premiums ceded	(30,001)	(46,805)
Net premiums written	536,865	557,283
Change in unearned premiums	(283,856)	(308,340)
Net premiums earned	253,009	248,943

Losses and loss expenses	124,206	310,544
Policy acquisition costs	38,790	39,750
General and administrative expenses	17,252	10,657
Share compensation expenses	1,872	3,105
Total underwriting deductions	182,120	364,056

Underwriting income (loss)	70,889	(115,113)

AlphaCat
Gross premiums written	$3,518	$7,150
Reinsurance premiums ceded	—	—
Net premiums written	3,518	7,150
Change in unearned premiums	(855)	(3,784)
Net premiums earned	2,663	3,366

Losses and loss expenses	—	—
Policy acquisition costs	256	316
General and administrative expenses	1,032	894
Share compensation expenses	52	27
Total underwriting deductions	1,340	1,237

Underwriting income	1,323	2,129

Talbot
Gross premiums written	$293,253	$263,057
Reinsurance premiums ceded	(103,399)	(87,414)
Net premiums written	189,854	175,643
Change in unearned premiums	5,673	1,581
Net premiums earned	195,527	177,224

Losses and loss expenses	107,783	165,654
Policy acquisition costs	38,738	37,216
General and administrative expenses	33,348	28,722
Share compensation expenses	1,348	2,719
Total underwriting deductions	181,217	234,311

Underwriting income (loss)	14,310	(57,087)

Validus Holdings, Ltd.

Consolidated Segment Underwriting Income (Loss)

For the three months ended March 31, 2012 and 2011 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	(unaudited)
	2012	2011
Corporate & Eliminations
Gross premiums written	$(26,348)	$(24,399)
Reinsurance premiums ceded	26,348	24,399
Net premiums written	—	—
Change in unearned premiums	—	—
Net premiums earned	—	—

Losses and loss expenses	—	—
Policy acquisition costs	348	14
General and administrative expenses	14,743	8,204
Share compensation expenses	2,166	6,198
Total underwriting deductions	17,257	14,416

Underwriting (loss)	(17,257)	(14,416)

Total underwriting income (loss)	$69,265	$(184,487)

Validus Holdings, Ltd.

Non-GAAP Financial Measure Reconciliation

Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity

For the three months ended March 31, 2012 and 2011 (unaudited)

(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended
	(unaudited)
	March 31,	March 31,
	2012	2011

Net income (loss)	$124,234	$(172,364)
Adjustments for:
Net realized (gains) on investments	(7,532)	(6,379)
Net unrealized (gains) losses on investments	(20,671)	12,828
Foreign exchange (gains) losses	(3,166)	467
Net operating income (loss)	92,865	(165,448)
less: Dividends and distributions declared on outstanding warrants	(1,729)	(1,984)
Net operating income (loss), adjusted	$91,136	$(167,432)

Net income (loss) per share - diluted	$1.18	$(1.78)
Adjustments for:
Net realized (gains) on investments	(0.07)	(0.06)
Net unrealized (gains) losses on investments	(0.20)	0.13
Foreign exchange (gains) losses	(0.03)	—
Net operating income (loss) per share - diluted	$0.88	$(1.71)

Weighted average number of common shares and common share equivalents	105,096,090	97,944,340

Average shareholders’ equity	$3,493,968	$3,410,076

Annualized net operating return on average equity	10.6%	(19.4)%

Validus Holdings, Ltd.

Non-GAAP Financial Measure Reconciliation

Book Value Per Common Share and Diluted Book Value Per Common Share

As at March 31, 2012 (unaudited) and December 31, 2011

(Expressed in thousands of U.S. dollars, except share and per share information)

	As at March 31, 2012
	(unaudited)
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders’ equity	$3,539,511	99,340,458		$35.63

Diluted book value per common share
Total shareholders’ equity	3,539,511	99,340,458
Assumed exercise of outstanding warrants	121,445	6,916,677	$17.56
Assumed exercise of outstanding stock options	45,353	2,255,863	$20.10
Unvested restricted shares	—	2,959,670
Diluted book value per common share	$3,706,309	111,472,668		$33.25

	As at December 31, 2011
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders’ equity	$3,448,425	99,471,080		$34.67

Diluted book value per common share
Total shareholders’ equity	3,448,425	99,471,080
Assumed exercise of outstanding warrants	121,445	6,916,677	$17.56
Assumed exercise of outstanding stock options	45,530	2,263,012	$20.12
Unvested restricted shares	—	3,340,729
Diluted book value per common share	$3,615,400	111,991,498		$32.28

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus’ risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 7) adequacy of Validus’ loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus’ ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

In presenting the Company’s results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity and diluted book value per common share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. Underwriting income indicates the performance of the Company’s core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, net realized and unrealized gains (losses) on investments and foreign exchange gains (losses). The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company’s core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company’s pricing and loss frequency and severity.

Underwriting profitability over time is also influenced by the Company’s underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.

Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value Per Common Share and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, gains (losses) arising from translation of non-US$ denominated balances and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) is defined as above.